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                                                                     Exhibit 4.7

                           REASSIGNMENT OF RECEIVABLES
                                 AND ACCOUNTS BY
                          WORLD OMNI MASTER OWNER TRUST

          REASSIGNMENT NO. 2 OF RECEIVABLES AND ACCOUNTS, dated as of March 19, 2003 (the "Reassignment"), by and between WODFI LLC, a Delaware limited liability company (the "Transferor"), and World Omni Master Owner Trust, a Delaware statutory trust (the "Trust"), pursuant to the Trust Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Transferor and the Trust are parties to the Trust Sale and Servicing Agreement dated as of November 22, 1999, and amended and restated as of April 6, 2000 (as amended or supplemented, the "Trust Sale and Servicing Agreement");

          WHEREAS, pursuant to the Trust Sale and Servicing Agreement, the Trust wishes to reconvey to the Transferor all of the Accounts and the related Receivables and proceeds thereof as listed on Schedule 1 attached hereto (the "Designated Accounts" and together with the related Receivables, the "Reassigned Property") from the Trust to the Transferor pursuant to the terms of Sections
2.7 and 2.8 of the Trust Sale and Servicing Agreement;

          WHEREAS, the Transferor is willing to accept the reconveyance of the Reassigned Property subject to the terms and conditions hereof;

          NOW THEREFORE, the Transferor and the Trust hereby agree as follows:

          1. Defined Terms. All terms defined in the Trust Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Reassignment Date" shall mean March 19, 2003.

          2. Return of Lists of Accounts. The Trust shall deliver to the Transferor, not later than three Business Days after the Reassignment Date, each and every computer file or microfiche list of the Designated Accounts delivered to the Trust pursuant to the terms of the Trust Sale and Servicing Agreement.

          3.   Conveyance of Reassigned Property.

          a. The Trust does hereby reconvey to the Transferor, without recourse, on and after the Reassignment Date, all right, title and interest of the Trust in, to and under each and every Receivable and related Collateral Security now existing and hereafter created in the Designated Accounts, all monies due or to become due with respect thereto, including all

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proceeds of all of the foregoing (as defined by the appropriate UCC) of such
Reassigned Property.

          b. In connection with such transfer, the Trust authorizes the preparation and delivery by the Transferor or its agent such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its Lien on the Reassigned Property.

          4. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5. Governing Law. This Reassignment shall be construed in accordance with the laws of the State of New York.

                                     * * * *

                                       2

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          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of
Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                     WODFI LLC,
                                     as Transferor


                                     By  /s/ Alan Browdy
                                        ---------------------------------------
                                     Title:  Assistant Treasurer

                                     WORLD OMNI MASTER OWNER TRUST

                                     By: CHASE MANHATTAN BANK
                                     USA, NATIONAL ASSOCIATION,
                                     not in its individual capacity, but solely
                                     as Owner Trustee on behalf of the Trust,

                                     By  /s/ Michael B. McCarthy
                                        ---------------------------------------
                                     Title:  Vice President

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                                   Schedule 1

                                LIST OF ACCOUNTS

   Dir. Number                                     Dealer Name

      60011         NAPLES MITSUBISHI/HYUNDAI
      60012         STEVEN IMPORTS (MITS,KIA,SUZ,SUB,ISU)
      60013         STEVEN CHRYSLER PLYMOUTH
      60014         EDDY'S TOYOTA OF WICHITA
      60015         STEVEN VOLKSWAGEN
      60016         STEVEN FORD MERCURY OF AUGUSTA
      60017         STEVEN CHEV,BUICK,PONT,CADILLAC
      60027         MCGOWEN LINC MERC ISUZ INC
      60030         PARKWAY CHRYSLER PLYMOUTH SUBARU
      60031         CAPITOL DODGE
      60032         CAPITOL KIA/SUBARU
      60035         DICKSON CITY HYUNDAI, INC
      60038         PARK AUTO MALL
      60039         MIDDLETOWN PONTIAC,BUICK,GMC,LLC
      60055         PORSCHE OF HUNTINGTON
      60059         DON SCHMID DODGE
      60062         CAPITOL MITSUBISHI
      60064         HUNTINGTON HONDA
      60065         KRIEGER MOTORS (#1BUI,PON,CAD,OLDS,GMC,JEEP#2CHEV)
      60066         KRIEGER'S OF DEWITT (BUICK,PONT,GMC,TRK,CAD)
      60067         KRIEGER'S OF ORION (CHEVROLET)
      60068         KRIEGER'S OF CAMBRIDGE (CHEVROLET,BUICK)
      60075         WEST WICHITA CHRYSLER-JEEP INC.
      60082         DRIVE POINT
      61008         FRONTIER CHEVROLET CO
      61011         JOHN CHEZIK HONDA
      61012         CHEZIK/SAYERS HONDA
      61013         CHEZIK/SAYERS MITS/MERC/VOLVO
      61014         JAGUAR SOUTHAMPTON
      61016         ST CLAIR VW
      61019         KRIEGER'S OF DURANT (CHEVY)
      61021         KRIEGER CHRYSLER JEEP DODGE
      61036         2001 DIXIE HIGHWAY
      95112         HALL CHRYSLER PLYMOUTH
      95113         HALL STATELINE HONDA
      95114         HALL NISSAN
      95115         HALL AUTO MALL OF NEWPORT NEWS
      95116         HALL ACURA OF NEWORT NEWS
      95118         HALL HYUNDAI - SUZUKI - ISUZU
      95119         HALL AUTO MALL OF VIRGINIA BEACH
      95120         HALL FORD
      95121         HALL HONDA
      95127         GRAPPONE TOYOTA
      95128         GRAPPONE HONDA
      95129         GRAPPONE MAZDA
      95130         GRAPPONE VOLKSWAGEN
      95131         GRAPPONE HYUNDAI
      95132         GRAPPONE FORD
      95134         GRAPPONE AUTOSURE
      95144         HALL HONDA
      95145         MAURA MOTORS, INC
      95146         HALL ACURA - VIRGINIA BEACH